                                                                      EXHIBIT 11

                                SAFETY 1ST, INC.
                               PRIMARY NET INCOME
                           PER SHARE AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE


                                                          Three Months Ended
                                                             June 30, 1996
                                                        1995              1996

PRIMARY NET INCOME (LOSS) PER SHARE

    Net income (loss) available for common
    shares and common stock equivalent shares
    deemed to have dilutive effect                  $ 1,757,044       $(8,193,085)

    Primary net income (loss) per share             $       .24       $     (1.14)

SHARES USED IN COMPUTATION

    Weighted average common shares
    outstanding                                       7,132,447         7,155,616
    Common stock equivalents - stock options             58,962            24,437
                                                    -----------       -----------

    Total                                             7,191,409         7,180,053
                                                    ===========       ===========

FULLY DILUTED NET INCOME PER SHARE

    Net income available for common
    shares and common stock equivalent
    shares deemed to have a dilutive
    effect                                          $ 1,757,044       $(8,193,085)

    Fully diluted net income per share              $       .24       $     (1.14)

SHARES USED IN COMPUTATION

    Total common shares and common stock
    equivalent shares deemed to have a
    dilutive effect                                   7,191,409         7,155,616
    Common stock equivalents - stock options             23,794            24,437
                                                    -----------       -----------

    Total                                             7,215,203         7,180,053
                                                    ===========       ===========

    Note: The net income per share computation presented in the condensed statement of income does not reflect common stock equivalents, as the dilutive effect is less then 3%.

                                                            EXHIBIT 11 Continued
                                SAFETY 1ST, INC.
                               PRIMARY NET INCOME
                           PER SHARE AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE


                                                            Six Months Ended
                                                              June 30, 1996
                                                         1995              1996

PRIMARY NET INCOME (LOSS) PER SHARE

    Net income (loss) available for common
    shares and common stock equivalent shares
    deemed to have dilutive effect                   $ 3,862,083       $(6,489,070)

    Primary net income (loss) per share              $       .53       $      (.90)

SHARES USED IN COMPUTATION

    Weighted average common shares outstanding         7,121,083         7,155,616
    Common stock equivalents - stock options             137,017            24,437
                                                     -----------       -----------

    Total                                              7,258,150         7,180,053
                                                     ===========       ===========

FULLY DILUTED NET INCOME PER SHARE

    Net income available for common
    shares and common stock equivalent
    shares deemed to have a dilutive
    effect                                           $ 3,862,083       $(6,489,070)

    Fully diluted net income per share               $       .53       $      (.90)

SHARES USED IN COMPUTATION

    Total common shares and common stock
    equivalent shares deemed to have a
    dilutive effect                                    7,258,150         7,155,616
    Common stock equivalents - stock options                --              24,437
                                                     -----------       -----------

    Total                                              7,258,150         7,180,053
                                                     ===========       ===========


    Note: The net income per share computation presented in the condensed statement of income does not reflect common stock equivalents, as the dilutive effect is less then 3%.